                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-82676, 33-82194, 33-95248 and 333-65063) of FLIR Systems,
Inc. of our report dated February 19, 1999, with respect to the consolidated financial statements and schedule of Inframetrics, Inc. included (not presented separately) in the Annual Report (Form 10-K) of FLIR Systems, Inc. for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2000